                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File
No.        ) of our report dated April 14, 1999, on our audits of the financial statements and financial statement schedule of Salon.com as of March 31, 1997 and 1998 and for the period from July 27, 1995 (inception) to March 31, 1996 and for each of the two years in the period ended March 31, 1998. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data." However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 15, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File
No.        ) of our report dated March 3, 1999, on our audits of the financial statements of The Well LLC as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and the period from July 1, 1997 to December 31, 1997. We also consent to the reference to our firm under caption "Experts".

/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 15, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the inclusion in this registration statement on Form S-1
(File No.       ) of our report dated March 3, 1999, on our audit of the
financial statements of Online Conferencing Business (predecessor business) as of June 30, 1997 and for the period from January 1, 1997 to June 30, 1997. We also consent to the reference to our firm under the caption "Experts".

/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 15, 1999